Exhibit 99.1

March 20, 2024

Reporters May Contact:

Kelly Polonus, Great Southern Bank, 417-895-5242

kpolonus@greatsouthernbank.com

Great Southern Bancorp, Inc. announces quarterly dividend of $0.40 per common share

SPRINGFIELD, Mo. – The Board of Directors of Great Southern Bancorp, Inc. (NASDAQ:GSBC), the holding company for Great Southern Bank, declared a $0.40 per common share dividend for the first quarter of the calendar year ending December 31, 2024.

The dividend will be payable on April 16, 2024, to stockholders of record on April 2, 2024. This dividend represents the 137th consecutive quarterly dividend paid by the Company to common stockholders.

With total assets of $5.8 billion, Great Southern offers a broad range of banking services to commercial and consumer customers. Headquartered in Springfield, Missouri, the Company operates 89 retail banking centers in Missouri, Iowa, Kansas, Minnesota, Arkansas and Nebraska, and commercial loan production offices in Atlanta; Charlotte, North Carolina; Chicago; Dallas; Denver; Omaha, Nebraska; and Phoenix. Great Southern Bancorp is a public company and its common stock (ticker: GSBC) is listed on the NASDAQ Global Select Market.

www.GreatSouthernBank.com